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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GENEREX BIOTECHNOLOGY CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF NOVEMBER, A.D. 2017, AT 1:11 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

2792871 8100
SR# 20177237586

Authentication: 203650821
Date: 11-29-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

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CERTIFICATE OF AMENDMENT

TO RESTATED CERTIFICATION OF INCORPORATION

OF GENEREX BIOTECHNOLOGY CORPORATION

Generex Biotechnology Corporation, a corporation organized and existing under and by virtue of the General Law of the State of Delaware (the "DGCL").

DOES HEREBY CERTIFY:

FIRST: That, in accordance with Section 242 of the DGCL the Board of Directors Of Generex Biotechnology Corporation (the "Corporation"), by unanimous written consent filed with the minutes Of the Board of Directors, duly adopted by resolution the amendment (the "Amendment") to Corporation's Restated Certificate of Incorporation (the "Certificate of Incorporattion") and directed that said Amendment be submitted to the stockholders of the

SECOND: That thereafter. the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon approved the Amendment at an annual meeting of the Corporation's stockholders in accordance with Section 242 of the DGC.

THIRD: Effective upon the filing of this Certificate of Amendment with the Delaware Secretary of State, the Certificate of Incorporation is hereby amended by deleting Article FOURTH in its entirety and replacing it With the following:

"FOURTH: The aggregate number of shares of all classes of stock that this Corporation shall have the authority to issue is 751,000,000 shares consisting of 750,000,000 shares of common stock, par value $.001 per share, and (b) 1,000,000 shares of preferred stock, par value$.001 per share. The preferred stock may be issued in one or more series and may have preferences as to dividends and to liquidation of the Corporation. The Board of Directors of the Corporation shall establish the specific rights, preferences, voting privileges and restrictions of such preferred stock or any series thereof.”

FOURTH: This Certificate of Amendment will be effective upon filing.

IN WITNESS WHEREOF, Generex Biotechnology Corporation has caused this Certificate Of Amendment to the Restated Certificate of Amendment to be signed by Mark A. Fletcher, its Executive Vice-President, General Counsel, and Secretary, this 27th day of November, 2017.

GENEREX BIOTECHNOLOGY CORPORATION

By:	/s/ Mark A. Fletcher
Mark A. Fletcher
Executive Vice-President, General Counsel & Secretary